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                                                                   EXHIBIT 10.35


                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and entered into on March 26, 1999 (the "Effective Date") by and among Grocers Capital Company, a California corporation ("GCC"), and K.V. Mart Co., a California corporation (the
                                ---
"Company"), and Khaledi Family Partnership I, a California general partnership
            ---
("Khaledi"), and the Khaledi Family Trust dated May 17, 1995, as the same may be
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amended or restated from time to time (the "Trust"), and Parviz Vazin and Vida
                                                     ---
Vazin (collectively, "Vazin") (Khaledi, the Trust and Vazin being referred to herein, jointly and severally, as "Shareholders"), who agree as follows:

1.   Recitals.  This Agreement is made with respect to the following facts and
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circumstances:

     (a)  GCC is the beneficial owner of record of eight hundred ninety-eight
     (898) shares of the no par value, voting common stock of the Company (the "Shares").

     (b) In connection with GCC's acquisition of the Shares, GCC, the Company, Khaledi and Vazin entered into a certain Agreement Regarding Common Stock, dated December 28, 1995 (the "Common Stock Agreement"), under which the Company has the right to repurchase the Shares on the terms and conditions as therein provided.

     (c) Shareholders desire to purchase the Shares, and the Company is willing to permit such purchase and to forego its right to repurchase the Shares on the terms and conditions provided in the Common Stock Agreement.

     (d) Notwithstanding the terms and conditions of the Common Stock Agreement, GCC is willing to sell the Shares to Shareholders in reliance on and subject to the terms and conditions set forth in this Agreement.

2.   Purchase of Shares:  Effective on the Effective Date, Shareholders agree to
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purchase from GCC, and GCC agrees to sell to Shareholders, the Shares.

3.   Price and Payment:  The purchase price to be paid by Shareholders for the
     -----------------
Shares (the "Purchase Price") is Four Million Five Hundred Thousand Dollars ($4,500,000). The Purchase Price shall be paid as follows:

     (a) The sum of Nine Hundred Thousand Dollars ($900,000) shall be paid by Shareholders to GCC on the Effective Date. Such payment shall be made in

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     immediately available funds by crediting (in the form of bank wire transfer) GCC's Account No. 0700424561 at Union Bank of California, Los Angeles, California (ABA No. 122000496)


     (b) The balance of the Purchase Price, being Three Million Six Hundred Thousand Dollars ($3,600,000), shall be payable pursuant to the terms of a promissory note (the "Note"), in the form attached hereto as Exhibit "A". Shareholders shall execute and deliver the Note to GCC on the Effective Date.

4.   Delivery of Shares:  On the Effective Date, GCC shall deliver to
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Shareholders certificates representing the Shares duly endorsed for transfer on the books of the Company.

5.   Additional Payment:  In consideration of GCC's waiver of the terms of the
     ------------------
Common Stock Agreement respecting the repurchase of the Shares, and as a material inducement to GCC to enter into this Agreement, Shareholders agree as follows:

     (a) Subject to earlier termination of this Agreement pursuant to Section 10, if a Sale of the Company (as defined below) or a Change of Control (as defined below) or a Supply Agreement Default (as defined below) occurs at any time during the period ending on and including the fifth (5th) anniversary of the Effective Date, Shareholders shall pay to GCC an amount (the "Additional Payment") equal to the greater of (i) Nine Hundred Thousand Dollars and (ii) the difference between (A) the Appraised Value (as defined below) and (B) Four Million Five Hundred Thousand Dollars ($4,500,000). The Additional Payment shall be paid to GCC in cash not later than ninety (90) days following the closing of the Sale of the Company or the occurrence of the Change in Control or Supply Agreement Default, as the case may be.

     (b) As used herein, the term "Sale of the Company" means a voluntary or involuntary sale, transfer or other disposition (including, without limitation, by merger, consolidation, reorganization, or foreclosure or sale by a mortgagee or other lien creditor), in any transaction or series of related transactions, of any of the Company's business, properties or assets having, individually or in the aggregate, (1) a net book value of thirty percent (30%) or more of the total book value of the consolidated assets of the Company or (ii) gross revenues or gross operating income equal to thirty percent (30%) or more of the consolidated gross revenues or consolidated gross operating income, respectively, of the Company; provided, that such term shall not include the granting by the Company of any mortgage, security interest or other lien on its business, properties or assets.

     (c) As used herein, the term "Change of Control" means any transaction which results in more than forty-nine percent (49%) of any class of shares of the Company entitled to vote in the election of directors being (directly or indirectly) owned by or under the control (by contract or otherwise) of any person(s) and/or entity(ies) other

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     than Shareholders; provided, that the pledge made pursuant to the Pledge
     Agreement in the form attached hereto as Exhibit "D" shall not constitute a Change in Control.

     (d) As used herein, the term "Supply Agreement Default" means a material breach entitling Certified Grocers of California, Ltd. ("Certified") to terminate that certain Supply Agreement, executed as of December 28, 1995, by and between Certified and the Company, as the same may have been or may be amended, modified or supplemented.

     (e) As used herein, the term "Appraised Value" means ten percent (10%) of the value of the Company as determined by Houlihan Lokey Howard & Zukin (the "Appraiser") on the same basis, and utilizing the same assumptions, as used by the Appraiser in connection with its valuation report respecting the Company dated September 19, 1995. The Company and Shareholders each represent and warrant that the Appraiser will complete a valuation report during the period between April 1, 1999 and June 30, 1999 on the foregoing basis respecting the Company. Upon the completion by the appraiser of such valuation report, the Company shall provide a complete copy thereof to GCC.

     (f) For purposes of Section 5(a), a Sale of the Company shall be deemed to have occurred on the date when an agreement respecting such Sale of the Company is reached (as evidenced by the Company's acceptance of an offer, execution of a binding letter of intent or definitive agreement, or other written evidence that the Company has agreed to such Sale of the Company), even if the Sale of the Company is not actually closed until a later date.

     (g) If a Sale of the Company or a Change in Control occurs on or before the fifth (5th) anniversary of the Effective Date, the Company and Shareholders agree that they will give GCC written notice at least thirty
     (30) days prior to the closing, in the case of such Sale of the Company, or within five (5) days following the occurrence of the Change in Control.

6.   Ancillary Documents:  On the Effective Date, the Company shall execute and
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deliver to Certified Grocers of California, Ltd. an Amendment to Supply
Agreement in the form attached hereto as Exhibit "B", and shall execute and deliver to GCC a Guaranty in the form attached hereto as Exhibit "C". On the Effective Date, Shareholders shall execute and deliver to GCC a Pledge Agreement in the form attached hereto as Exhibit "D".

7.   Representations and Warranties of GCC:  GCC represents and warrants as
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     follows:

     (a) GCC is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

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     (b)  GCC has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly executed and delivered by GCC and constitutes the legal, valid and binding obligation of GCC enforceable against GCC in accordance with its terms.

     (c) All consents, approvals and authorizations required to be obtained by GCC in connection with the execution, delivery and performance of this Agreement have been obtained.

     (d) GCC is the owner of the Shares and has the right, power and authority to sell the Shares to the Company, and, when delivered to the Company, the Shares will be free and clear of all liens, claims and encumbrances arising under or through GCC.

8.   Representations and Warranties of the Company:  The Company represents and
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warrants as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements being executed and delivered by it in connection herewith and to perform its obligations hereunder and thereunder, and this Agreement and said other agreements have each been duly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (c) All consents, approvals and authorizations required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the other agreements being executed and delivered by it in connection herewith have been obtained.

9.   Representations and Warranties of Khaledi, Trust and Vazin:
     ----------------------------------------------------------

     (a) Khaledi represents and warrants that it is a general partnership duly organized, validly existing and in good standing under the laws of the State of California.

     (b) Khaledi, Trust and Vazin each represent and warrant that it has the requisite power and authority to execute and deliver this Agreement and the other agreements being executed and delivered by it in connection herewith and to perform its obligations hereunder and thereunder, and this Agreement and said other agreements have each been duly executed and delivered by it and each constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

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(c)  Khaledi, Trust and Vazin each represent and warrant that all consents, approvals and authorizations required to be obtained by it in connection with the execution, delivery and performance of this Agreement and the other agreements being executed and delivered by it in connection herewith have been obtained.

10.  Termination of Agreement:  Upon the irrevocable payment in full of all
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amounts owing under the Note (the "Payoff"), this Agreement, upon the giving of written notice of termination by Shareholders (the "Termination Notice"), shall terminate and the Parties shall be released from all further liabilities and obligations hereunder, except for those which have accrued prior to the date of such termination; provided, that the Termination Notice may not be given prior to the third (3rd) anniversary of the Effective Date even if the Payoff occurs prior to such anniversary.

11.  Other Terms:
     -----------

     (a) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior or contemporaneous agreements and understandings, whether written or oral, of the parties with respect to the subject matter hereof.

     (b) This Agreement may not be amended, modified or changed except by an instrument in writing signed by the duly authorized officers of the parties hereto.

     (c) The terms, provisions and conditions of this Agreement may not be waived either orally or by a course of conduct, but only by a written instrument specifically referring to the terms, provisions or conditions being waived and signed by the duly authorized officer of the party making the waiver.

     (d) This Agreement has been freely negotiated by the parties, each of whom has been represented by legal counsel of its choosing. Therefore, this Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against either of the parties on the grounds that such party drafted or caused to be drafted this Agreement of any part of this Agreement.

     (e) Any provision of this Agreement that is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating, diminishing or rendering unenforceable the rights and obligations of the parties under the remaining provisions of this Agreement.

     (f) If either party to this Agreement brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in such action, or trial or appeal, shall be entitled to reasonable attorneys' fees and costs to be paid by the losing party as fixed by the court.

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     (g)  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (h) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                       [SIGNATURES ARE ON THE NEXT PAGE]

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          IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase
Agreement to be duly executed on the date first set forth above.


GROCERS CAPITAL COMPANY,                         K.V. MART, CO.,
a California corporation                         a California corporation


By ________________________________              By ____________________________
   David A. Woodward,                               Darioush Khaledi,
   Vice President and CFO                           Chairman & CEO

By ________________________________              By ____________________________
   Robert M. Ling, Jr.,                             Ty Hitt,
   Secretary                                        Senior Vice President & CFO


KHALEDI FAMILY PARTNERSHIP I,                    KHALEDI FAMILY TRUST
a California general partnership                 DATED MAY 17, 1995


By ________________________________              By ____________________________
   Darioush Khaledi,                                Darioush Khaledi,
   Trustee of the Khaledi Family                    Trustee
   Trust dated May 17, 1995
   Managing General Partner

   ________________________________
           Parviz Vazin

   ________________________________
            Vida Vazin

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